Exhibit 1.1

EXECUTION VERSION

BRE PROPERTIES, INC.

$300,000,000

3.375% SENIOR NOTES DUE 2023

UNDERWRITING AGREEMENT

August 6, 2012

J.P. Morgan Securities LLC

RBS Securities Inc.

Wells Fargo Securities, LLC

As Representatives of the Several Underwriters,

c/o J.P. Morgan Securities LLC

    383 Madison Avenue

    New York, New York 10179

1. Introductory. BRE Properties, Inc., a Maryland corporation (“Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) $300,000,000 of its 3.375% Senior Notes due 2023 (the “Notes”). The Notes are herein called the “Offered Securities”. The Offered Securities will be issued under an indenture, dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998, a second supplemental indenture dated as of August 15, 2006 and a third supplemental indenture dated as of November 3, 2006 (collectively referred to herein as the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association, as successor in interest to the predecessor trustees), as trustee (“Trustee”).

2. Representations and Warranties of the Company. The Company, as of the date hereof and as of the Closing Date (as hereinafter defined), represents and warrants to, and agrees with, each Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission an automatic shelf registration statement on Form S-3 (No. 333-170388), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which registration statement became effective upon filing. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:26 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by it being so specified in Schedule B of this Agreement.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act, including the information incorporated by reference therein.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement and the information incorporated by reference therein.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification on Form T-1 and (ii) statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal

Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

“Renewal Deadline” means the third anniversary of the initial effective date of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated August 6, 2012, including the base prospectus, dated November 5, 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and any other information incorporated by reference, and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies to the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the General Disclosure Package and the Prospectus or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package, the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Colorado and the State of Washington; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), or the earnings, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise (“Material Adverse Effect”).

(h) Attached hereto as Annex I is a true and complete list of all subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest. Annex I accurately sets forth the jurisdiction of organization of, and the Company’s approximate percentage ownership interest in, each such subsidiary and other entity. The Company does not have any subsidiaries other than those listed on Annex I and, except as set forth in Annex I, the Company does not directly or indirectly own any capital stock or other equity or other ownership interests in any corporation, partnership, joint venture, limited liability company or other entity. Annex I also correctly indicates whether each such subsidiary and other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

(i) Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (A) all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Annex I, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(j) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the General Disclosure Package and the Prospectus.

(k) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles.

(l) The Offered Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price specified herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

(m) The Offered Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement or a document filed by the Company pursuant to the Exchange Act (as hereinafter defined) and incorporated by reference in the Registration Statement.

(n) The Offered Securities rank and will rank in right of payment on a parity with all unsecured indebtedness of the Company (other than subordinated indebtedness of the Company) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(o) The Offered Securities and the indebtedness evidenced thereby do not and will not constitute “Funding Debt” (within the meaning of the LLC Agreement (as hereinafter defined)) and no portion of the proceeds from the issuance of the Offered Securities will be applied to make any “Managing Member Loan” (within the meaning of the LLC Agreement).

(p) No holders of outstanding shares of capital stock of the Company has any registration rights with respect to such shares which would or could require such shares to be included in the Registration Statement.

(q) This Agreement has been duly authorized, executed and delivered by the Company.

(r) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own as the case may be and operate their respective properties and to carry on their respective business as contemplated in the General Disclosure Package and the Prospectus.

(s) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents,

copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them.

(t) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the General Disclosure Package or the Prospectus (other than as disclosed therein) or which might result in any Material Adverse Effect or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Commission thereunder which have not been so filed.

(u) The financial statements of the Company included in the Registration Statement, General Disclosure Package and the Prospectus in each case, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related notes and schedules have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and with respect to any pro forma financial statements included in the Registration Statement, General Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, General Disclosure Package and the Prospectus are reasonable, the related pro forma adjustments have been applied in accordance with the applicable accounting requirements of the Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the corresponding historical amounts in the compilation of such statements. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) Ernst & Young LLP, who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the Rules and Regulations.

(w) Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, earnings, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package and the Prospectus and except for regular quarterly dividends payable on the Company’s common stock and preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

(y) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, “Organizational Documents”), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Offered Securities, the consummation of the transactions contemplated herein and therein (including, without limitation, the incurrence of the indebtedness evidenced by the Offered Securities), and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Subject Agreement (as hereinafter defined) or any other contract, indenture, mortgage, loan agreement, note, lease or other instrument, in each case, which is material to the Company and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Offered Securities, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Offered Securities by the Underwriters. “Subject Agreements” means (i) the Credit Agreement, dated as of January 5, 2012 (the “Credit Agreement”), among BRE Properties, Inc., as borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and the issuing bank, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBS Securities

Inc., as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, each of JPMorgan Chase Bank, the Royal Bank of Scotland plc, PNC Bank, National Association and Union Bank, N.A., as a documentation agent and each of Regions Bank and U.S. Bank National Association, as a senior managing agent, together with all guarantees entered into by any subsidiaries of the Company in connection therewith, (ii) the Contribution Agreement dated as of September 29, 1997, as amended (the “Contribution Agreement”), between the TCR signatories named on Schedule A thereto, the Company and BRE Property Investors LLC, a Delaware limited liability company (the “Operating Company”), together with the guarantee entered into by the Company pursuant to the Contribution Agreement, as amended by Amendment No. 1 to the Contribution Agreement dated November 18, 1997; (iii) the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of November 18, 1997 (the “LLC Agreement”); and (iv) the Master Credit Facility Agreement by and among BRE-FMCA, LLC and BRE-FMAZ, LLC, as borrowers, BRE Properties, Inc., as guarantor, and Deutsche Bank Berkshire Mortgage, Inc., as lender, entered into as of April 7, 2009. All amendments, supplements and restatements of the Subject Agreements are listed in clauses (i) through (iv) of the preceding sentence. Except as otherwise described in the General Disclosure Package and the Prospectus or with respect to the Credit Agreement, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company. Except as otherwise described in the General Disclosure Package and the Prospectus or with respect to the Credit Agreement, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

(z) Commencing with its taxable year ended December 31, 1970, the Company has been organized and has operated in conformity with the requirement for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code, including after consummation of the transactions contemplated by the General Disclosure Package. The United States Federal Income Tax Returns of the Company for all years of the Company ended on or prior to December 31, 2008 are closed; and the Company has filed United Stated Federal Income Tax Returns for each of its fiscal years through and including the fiscal year ended December 31, 2010. As used in this paragraph (z), the term “Company” includes BankAmerica Realty Investors, a California business trust, and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

(aa) The Company is eligible to use a Form S-3 registration statement under the Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect immediately prior to October 21, 1992. The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering Analysis and Retrieval (EDGAR) system.

(bb) The Company has full right, power and authority to enter into this Agreement, the Indenture and the Offered Securities.

(cc) Except as otherwise disclosed in the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the General Disclosure Package and the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee) and have acquired title insurance with respect to each of the properties described in the General Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries; (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the General Disclosure Package and the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the General Disclosure Package and the Prospectus.

(ee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities in contravention of applicable law.

(ff) Except as otherwise disclosed in the General Disclosure Package and the Prospectus (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or operated by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the “Premises”), except for such cases as (t) are not required to be disclosed in the General Disclosure Package and the Prospectus and (u) would not, individually or in the aggregate, have a Material Adverse Effect, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (v) have occurred on, or affected, property previously owned by the Company, subsequent to the Company’s disposition of such property, (w) are not required to be disclosed in the General Disclosure Package and the Prospectus and (x) would not, individually or in the aggregate, have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would likely give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the General Disclosure Package and the Prospectus and (z) would not, individually or in the aggregate, have a Material Adverse Effect, and (D) to the best of Company’s knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein, “Hazardous Material” shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a “Governmental Authority”).

(gg) The issuance, sale and public offering of the Offered Securities to be issued and sold by the Company have been approved by a majority of all of the “Continuing Directors” and do not constitute a “Business Combination” requiring the affirmative vote of a “Supermajority” pursuant to Article VIII of the Company’s charter (as such terms are defined in Article VIII of the Company’s charter).

(hh) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the Commission, will comply in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.

(jj) The Company has filed certifications and statements with its periodic reports pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.

(kk) The Company has not taken and will not take any action, and has not omitted and will not omit to take any action (including but not limited to issuing any press release relating to any Offered Securities without an appropriate legend), which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties, covenants and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.631% of the principal amount thereof plus accrued interest, if any, from August 13, 2012 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Underwriters in Schedule A hereto.

The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of BRE Properties, Inc., at the office of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, at 10:00 A.M. (New York time), on August 13, 2012, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date), shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the Offering. The Offered Securities will be made available for checking at the above office of Milbank, Tweed, Hadley & McCloy LLP at least 24 hours prior to the Closing Date.

4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package and the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, if available, one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Statutory Prospectus or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exception in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof. If, prior to the Closing Date, there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the General Disclosure Package is delivered to a purchaser, not misleading, the Company promptly will notify the Representatives, and will promptly prepare an amendment or supplement that will correct such statement or omission.

(d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e) The Company will furnish to the Representatives one copy each of the Registration Statement, including all exhibits, any Statutory Prospectus, one copy each of any related preliminary prospectus, if available, one copy of each Issuer Free Writing Prospectus and copies of any related preliminary prospectus supplement related to the Offered Securities, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions of the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) During the period of five years after the date of this Agreement, the Company will furnish or otherwise make available to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish or otherwise make available to the Representatives from time to time, such other information concerning the Company as the Representatives may reasonably request.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees or other expenses

(including reasonable legal fees and disbursements of counsel) in connection with qualification or exemption of the Offered Securities for sale under the securities and real estate syndication laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee and expense incident to, any review by the Financial Industry Regulatory Authority, for all expenses incident to the registration of the Offered Securities and the printing and the wordprocessing of copies of the Registration Statement, any prospectus and this Agreement, for the fees and expenses of the Trustee, including if required the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities, for the fees and expenses of any depositary in connection with holding the Offered Securities in book-entry form, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectus supplements, any Issuer Free Writing Prospectus or any other amendments or supplements to the Prospectus to the Underwriters.

(i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue without the prior written consent of the Representatives for a period beginning at the time of execution of this Agreement and ending on the 30th day following such date.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(k) The Company will use the net proceeds received by it from the sale of the Offered Securities sold by it in the manner specified in the Prospectus under “Use of Proceeds”.

(l) The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(y) information permitted by Rule 134, or (z) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy, at and as of the date of this Agreement, at the Applicable Time and as of the Closing Date, of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company, at and as of the Closing Date, of its obligations hereunder and to the following additional conditions precedent:

(a) The Underwriters shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP in the form and substance satisfactory to the Underwriters concerning the financial information of the Company.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives thereof, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as used under Section 15E of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or exchange rates or exchange controls as would in the judgment of a majority in interest of the Underwriters including the Representatives be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption in commercial banking, settlements of securities or clearance services; or (viii) any attack on, outbreak or escalation of hostilities or acts of terrorism in which the United States is involved, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received the opinions and negative assurance letter, each dated the Closing Date, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex II-A, Annex II-B and Annex II-C hereto.

(e) The Representatives shall have received an opinion, dated the Closing Date, of Ballard Spahr LLP, Maryland counsel for the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex III hereto.

(f) The Representatives shall have received an opinion, dated the Closing Date, of the General Counsel of the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex IV hereto

(g) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Milbank, Tweed, Hadley & McCloy LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Ballard Spahr LLP referred to above.

(h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this

Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package and the Prospectus.

(i) At the Closing Date, the Offered Securities shall be rated at least Baa2 by Moody’s Investors Service and BBB by Standard & Poor’s Ratings Services, and the Company shall have delivered to the Representatives evidence satisfactory to the Representatives, confirming that the Offered Securities have such ratings.

(j) The Representatives shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates and their respective partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act (each an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the described as such in Subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus: (x) the third paragraph under the caption “Underwriting”; (y) the second sentence in the fourth paragraph under the caption “Underwriting”; and (z) the fifth, sixth and seventh paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liabilities that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under this Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, California 94105-2712, Attention: General Counsel.

12. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representative(s) will act for the several Underwriters in connection with the financing described in this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would result in the application of any law other than the law of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BRE PROPERTIES, INC.

By:	/s/ John A. Schissel
	Name:	John A. Schissel
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Acting on behalf of itself and as Representative of the several Underwriters.

[Signature page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: RBS Securities Inc.

By:	/s/ John Bolger
Name: John Bolger
Title: Vice President

Acting on behalf of itself and as Representative of the several Underwriters.

[Signature page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Acting on behalf of itself and as Representative of the several Underwriters.

[Signature page to Underwriting Agreement]

ANNEX I

Company’s Percentage Ownership Interest
A. Subsidiaries of the Company

1. Corporate Subsidiaries of the Company

BRE Builders, Inc., a Delaware corporation	100%
Home Plan, Inc., a Delaware corporation	100%

2. Limited Liability Company Subsidiaries of the Company

BRE Property Investors LLC, a Delaware limited liability company	100%
Cambridge Park LLC, a California limited liability company	100%
Home Plan LLC, a Delaware limited liability company	100%
Emerald Pointe Apartments, LLC, a Delaware limited liability company	95%
Meridian Apartments, LLC, a Delaware limited liability company	95%
SMV / BRE Partners LLC, a Delaware limited liability company	100%
BRE-FMCF LLC, a Delaware limited liability company	100%
BRE-FMAZ, LLC, a Delaware limited liability company	100%
BRE-FMCA, LLC, a Delaware limited liability company	100%
Walnut Creek Transit Lifestyle Associates, LLC, a Delaware limited liability company	100%
BRE Villa Azure LLC, a Delaware limited liability company	100%
Pinnacle at Mountain Gate Management LLC, a Delaware limited liability company	100%
Landing at Bear Creek Management LLC, a Delaware limited liability company	100%
Pinnacle DTC Management LLC, a Delaware limited liability company	100%
Pinnacle at the Creek Management LLC, a Delaware limited liability company	100%
Pinnacle at Union Hills Management LLC, a Delaware limited liability company	100%
Pinnacle Terrace Management LLC, a Delaware limited liability company	100%
9100 Vance Management LLC, a Delaware limited liability company	100%
2352 North 44th Street Management LLC, a Delaware limited liability company	100%

Bluffs at Highland Ranch Management LLC, a Delaware limited liability company	100%
Fairways at Raccoon Creek Management LLC, a Delaware limited liability company	100%

B. Non-Subsidiary Entities in Which the Company Owns an Interest

DSI Holdings, LLC, a Georgia limited liabity company	Less than 5%

ITCR Villa Verde Limited Partnership, a Texas limited partnership(1)	1%
Pinnacle at Queen Creek LLC, a Delaware limited liability company	35%
Pinnacle Galleria LLC, a Delaware limited liability company	35%
Riverview LLC, a California limited liability company(1)	1%
Pinnacle at Mountain Gate LLC, a Delaware limited liability company	15%
Pinnacle DTC LLC, a Delaware limited liability company	15%
Pinnacle at the Creek LLC, a Delaware limited liability company	15%
Pinnacle at Union Hills LLC, a Delaware limited liability company	15%
Pinnacle Terrace LLC, a Delaware limited liability company	15%
9100 Vance LLC, a Delaware limited liability company	15%
2352 North 44th Street LLC, a Delaware limited liability company	15%
Bluffs at Highland Ranch LLC, a Delaware limited liability company	15%
Fairways at Racoon Creek LLC, a Delaware limited liability company	15%

(1)	The remaining interests in this entity are owned by BRE Property Investors LLC.

ANNEX II-A

Opinion of Latham & Watkins LLP

ANNEX II-B

Tax Opinion of Latham & Watkins LLP

ANNEX II-C

Negative Assurance Letter of Latham & Watkins LLP

ANNEX III

Opinion of Ballard Spahr LLP

ANNEX IV

Opinion of General Counsel of the Company

SCHEDULE A

Underwriter	Aggregate Principal Amount
J.P. Morgan Securities LLC	$60,000,000
RBS Securities Inc.	$42,000,000
Wells Fargo Securities, LLC	$48,000,000
Deutsche Bank Securities Inc.	$24,000,000
UBS Securities LLC	$30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$19,500,000
Mitsubishi UFJ Securities (USA), Inc.	$19,500,000
PNC Capital Markets LLC	$18,000,000
U.S. Bancorp Investments, Inc.	$18,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$6,000,000
The Huntington Investment Company	$6,000,000
Capital One Southcoast, Inc.	$4,500,000
The Williams Capital Group, L.P.	$4,500,000
Total	$300,000,000

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. Form of Final term sheet, dated August 6, 2012, a copy of which is attached hereto.

2.	Other Information Included in the General Disclosure Package:

The following information is also included in the General Disclosure Package:

None

3.	Limited Use Issuer Free Writing Prospectus.

None

BRE PROPERTIES, INC.

$300,000,000 3.375% Senior Notes due 2023

FINAL TERMS AND CONDITIONS

Issuer:	BRE Properties, Inc.

Note Type:	Senior Notes

Minimum Denomination:	$1,000 x $1,000

Pricing Date:	August 6, 2012

Settlement Date:	August 13, 2012 (T+5)

Maturity Date:	January 15, 2023

Principal Amount:	$300,000,000

Benchmark:	UST 1.750% due May 15, 2022

Benchmark Treasury Price and Yield:	101-23+ / (1.558%)

Re-offer Spread:	+190 bps

Re-offer Yield:	3.458%

Coupon:	3.375%

Public Offering Price:	99.281%

Gross Underwriting Spread	0.650%

Optional Redemption:	Make whole call T+30 bps at any time before October 15, 2022. Par on or after October 15, 2022.

Interest Payment Dates:	January 15 and July 15, beginning January 15, 2013.

CUSIP:	05564EBM7

Joint Bookrunning Managers:	J.P. Morgan Securities LLC

RBS Securities Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

UBS Securities LLC

Co Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Mitsubishi UFJ Securities (USA), Inc.

U.S. Bancorp Investments, Inc. PNC Capital Markets LLC

The Huntington Investment Company BB&T Capital Markets, a division of Scott & Stringfellow, LLC The Williams Capital Group, L.P. Capital One Southcoast, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free J.P. Morgan Securities LLC at 212-834-4533, RBS Securities Inc. at 866-884-2071 or Wells Fargo Securities, LLC at 800-326-5897.